Exhibit 99.1

RXSIGHT, INC. REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS

Aliso Viejo, Calif. (NASDAQ: RXST) – November 7, 2024 – RxSight, Inc., an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery, today reported financial results for the three months ended September 30, 2024.

Key Quarterly Highlights

•
Reported third quarter 2024 revenue of $35.3 million, an increase of 59% compared to the third quarter of 2023, reflecting:
•
The sale of 24,554 Light Adjustable Lenses (LAL™/LAL+™), representing an 80% increase in procedure volume compared to the third quarter of 2023; and
•
The sale of 78 Light Delivery Devices (LDD™s), representing a 18% increase in unit sales compared to the third quarter of 2023 and expanding the installed base to 888 LDDs at the end of the quarter, representing a 51% increase compared to the end of the third quarter of 2023.
•
The company raised its 2024 full-year revenue guidance to the top of its previous guidance range, increased its gross margin guidance and lowered its operating expense guidance.

“We are pleased to report another strong quarter driven by ongoing demand and enthusiasm for the RxSight system,” said Dr. Ron Kurtz, Chief Executive Officer and President. “With 78 LDDs sold this quarter and sustained growth in LAL sales, we continue to see recognition of the transformative power of adjustability and the significant value it provides to both patients and doctors. We believe our third-quarter results position us for a strong finish to 2024 and for continued success in the years to come.”

Third Quarter Financial Results

In the third quarter of 2024, total revenue was $35.3 million, an increase of 59% compared to $22.2 million in the third quarter of 2023. Revenue growth was driven by a 79% increase in LAL revenue and a 28% increase in LDD revenue, compared to the third quarter of 2023.

Gross profit for the third quarter of 2024 was $25.2 million or 71.4% of revenue, an increase of $11.5 million or 84% compared to gross profit of $13.7 million or 61.9% of revenue for the third quarter of 2023. The year over year increase in gross profit was driven by continued growth in the percentage of LAL sales as a proportion of total sales, lower cost of sales for both the LDD and LAL, and sustained pricing stability for company’s capital equipment.

Total operating expenses for the third quarter of 2024 were $34.4 million, a 31% increase from $26.2 million in the third quarter of 2023, on an increase in revenue of 59%, reflecting the company’s ongoing investments to grow its LDD installed base and support increased LAL sales volume while managing its operating expenses.

In the third quarter of 2024, the company reported a net loss of $(6.3) million, or $(0.16) per basic and diluted share, compared to a net loss of $(12.4) million, or $(0.35) per basic and diluted share in the third quarter of 2023. Adjusted net earnings in the third quarter of 2024 were $214 thousand, or $0.00 per diluted share, compared to an adjusted net loss of $(6.9) million, or $(0.19) per basic and diluted share in the third quarter of 2023.

Cash, cash equivalents and short-term investments as of September 30, 2024, were $237.1 million compared to $233.3 million on June 30, 2024.

2024 Guidance

The company revised its 2024 full-year revenue, gross margin and operating expense guidance as follows:

•
Revenue at the top of previously provided guidance range of $139.0 million to $140.0 million, representing implied growth of approximately 57% compared to 2023;
•
Gross margin in the range of 70% to 71%, up from previous guidance range of 68% to 70%; and
•
Operating expenses at the low end of its previously provided guidance range of $135.0 to $136.0 million, including non-cash stock-based compensation expense, now also expected at the lower end of the previous guidance range of $29.0 to $30.0 million.

Conference Call

On Thursday, November 7, 2024, at 1:30 p.m. Pacific Time, the company will host a conference call to discuss its third quarter 2024 financial results. To participate in the conference call, please dial

(888) 596-4144 or (646) 968-2525 and enter the conference code: 7406253. The call will also be broadcast live in listen-only mode via a link on the company’s investor relations website at https://investors.rxsight.com/. An archived recording of the call will be available through the same link shortly after its completion.

About RxSight, Inc.

RxSight, Inc. is an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery. The RxSight® Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens® (LAL™/LAL+™, collectively the “LAL”), RxSight Light Delivery Device (LDD™) and accessories, is the first and only commercially available intraocular lens (IOL) technology that can be adjusted after surgery, enabling doctors to customize and deliver high-quality vision to patients after cataract surgery. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including: management’s views regarding the transformative power of adjustability and the significant value it provides to both patients and doctors; management’s belief that RxSight is positioned for a strong finish to 2024 and for continued success in the years to come; and RxSight’s revised projected revenue, gross margin, and operating expenses for 2024. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, and among other things, our ability to maintain cash balances and successfully commercialize or partner our product candidates currently under development. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,”

or “continue” or the negative of such terms and other same terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risk factors that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q for the three months ended September 30, 2024, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and the other documents that RxSight may file from time to time with the SEC. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Company Contact:

Shelley B. Thunen

Chief Financial Officer

sthunen@rxsight.com

Investor Relations Contact:

Oliver Moravcevic

VP, Investor Relations

omoravcevic@rxsight.com

RxSIGHT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Sales	$35,314	$22,199	$99,713	$60,497
Cost of sales	10,094	8,468	29,558	24,386
Gross profit	25,220	13,731	70,155	36,111
Operating expenses:
Selling, general and administrative	25,608	19,142	73,225	53,634
Research and development	8,838	7,101	25,160	21,710
Total operating expenses	34,446	26,243	98,385	75,344
Loss from operations	(9,226)	(12,512)	(28,230)	(39,233)
Other income (expense), net:
Interest expense	(5)	(230)	(16)	(3,304)
Interest and other income	2,906	1,746	6,767	4,913
Loss on extinguishment of term loan	—	(1,407)	—	(1,769)
Loss before income taxes	(6,325)	(12,403)	(21,479)	(39,393)
Income tax expense	13	12	38	38

Net loss	$(6,338)	$(12,415)	$(21,517)	$(39,431)
Other comprehensive (loss) income
Unrealized gain on short-term investments	633	19	524	38
Foreign currency translation gain (loss)	6	(6)	2	(3)
Total other comprehensive income	639	13	526	35

Comprehensive loss	$(5,699)	$(12,402)	$(20,991)	$(39,396)

Net loss per share:
Basic & diluted	$(0.16)	$(0.35)	$(0.56)	$(1.16)
Weighted-average shares used in computing net loss per share:
Attributable to common stock, basic & diluted	39,788,621	35,662,397	38,367,759	33,947,331

RxSIGHT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,720	$9,692
Short-term investments	220,400	117,490
Accounts receivable, net	25,368	20,281
Inventories, net	21,673	17,421
Prepaid and other current assets	2,607	3,523
Total current assets	286,768	168,407
Property and equipment, net	12,241	10,841
Operating leases right-of-use assets	10,536	2,444
Restricted cash	711	711
Other assets	213	147
Total assets	$310,469	$182,550
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,581	$3,863
Accrued expenses and other current liabilities	17,323	15,239
Lease liabilities	734	1,801
Total current liabilities	22,638	20,903
Long-term lease liabilities	10,570	1,211
Other long-term liabilities	—	74
Total liabilities	33,208	22,188
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 900,000,000 shares authorized, 40,254,105 shares issued and outstanding as of September 30, 2024 and 36,139,513 shares issued and outstanding as of December 31, 2023	40	36
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	892,857	754,971
Accumulated other comprehensive income (loss)	521	(5)
Accumulated deficit	(616,157)	(594,640)
Total stockholders' equity	277,261	160,362
Total liabilities and stockholders' equity	$310,469	$182,550

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we believe certain non-GAAP measures, including adjusted net earnings (loss), and adjusted net earnings (loss) per share, basic and diluted, provide useful information to investors and are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense and loss on extinguishment of debt because these expenses are non-cash in nature and we believe excluding these items provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies.

We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Net Earnings (Loss) and Adjusted Net Earnings (Loss) Per Share

Adjusted net earnings (loss) is a non-GAAP financial measure that we define as net earnings (loss) adjusted for (i) stock-based compensation and (ii) loss on extinguishment of term loan. We believe adjusted net earnings (loss) provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Reconciliations of net earnings (loss) to adjusted net earnings (loss) and the presentation of adjusted net earnings (loss) per share, basic and diluted, are as follows:

RxSIGHT, INC.

GAAP To NON-GAAP RECONCILIATIONS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Common Stock
Numerator:
Net loss available to stockholders, basic and diluted	$(6,338)	$(12,415)	$(21,517)	$(39,431)
Add:
Stock-based compensation	6,552	4,071	17,353	11,321
Loss on extinguishment of term loan	—	1,407	—	1,769
Adjusted net income (loss) available to common stockholders, basic and diluted:	$214	$(6,937)	$(4,164)	$(26,341)

Denominator:
Weighted-average shares outstanding, basic	39,788,621	35,662,397	38,367,759	33,947,331
Weighted-average shares outstanding, diluted	45,748,177	35,662,397	38,367,759	33,947,331
Adjusted net earnings (loss) per share, basic	$0.01	$(0.19)	$(0.11)	$(0.78)
Adjusted net earnings (loss) per share, diluted	$0.00	$(0.19)	$(0.11)	$(0.78)